Exhibit 99.2

EMAV HOLDINGS, INC.
PRO FORMA BALANCE SHEETS
OCTOBER 31, 2013

	Historical
	Acquirer	Acquiree	Pro-forma Adjustments
	EMAV Holdings, Inc. (f/k/a Popbig, Inc.)	EMAVC (Unaudited)	Debit		Credit	Pro-Forma (Unaudited)
ASSETS
Current Assets:
Cash & cash equivalents	$-	$199,628				$199,628
Accounts receivable, net	-	19,145		A1	9,145	10,000
Total current assets	-	218,773				209,628

Property and equipment, net	-	2,427				2,427

Total Assets	$-	$221,200				$212,055

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$2,000	$15,000		B1	10,000	27,000
Accrued expenses	13,250	1,262	9,145	A1		5,367
Accrued stock payable	-	30,000				30,000
Note payable, current portion, net of discount of $16,364	-	14,978				14,978
Accrued interest	-	-				-
Total current liabilities	15,250	61,240				77,345

Note payable, net of current portion, net of debt discount of $6,918	-	11,890				11,890

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued and outstanding at October 31, 2013	-	-				-
Common stock, $0.001 par value, 300,000,000 shares authorized; 12,162,040 shares issued and outstanding at October 31, 2013	12,162	-
						50,929
Common stock, $0.001 par value, 100,000,000 shares authorized; 38,767,222 shares issued and outstanding at October 31, 2013	-	38,767

Additional paid in capital	203,115	1,082,615				1,285,730

Accumulated deficit	(230,527)	(973,313)	10,000	B1		(1,213,840)

Total stockholders' equity (deficit)	(15,250)	148,069				122,819

Total Liabilities and Stockholders' Equity	$-	$221,200	$19,145		$19,145	$212,055

See Unaudited Significant Notes and Assumptions to Pro Forma Financial Statements.

EMAV HOLDINGS, INC.
PRO FORMA STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2013

	Historical
	Acquirer	Acquiree	Pro Forma Adjustments
	EMAV Holdings, Inc. (f/k/a Popbig, Inc.)	EMAVC (Unaudited)	Debit		Credit	Pro-Forma (Unaudited)

Revenues	$-	$-				$-

Cost of goods sold	-	-				-

Gross profit	-	-				-

Operating expenses
General & administrative	33,255	258,240	10,000	B1		301,495

Depreciation	-	69				69

Total operating expenses	33,255	258,309				301,564

Income (loss) from operations	(33,255)	(258,309)				(301,564)

Non-operating income (expense):
Interest expense	-	(8,132)				(8,132)
Total non-operating income (expense)	-	(8,132)				(8,132)

Income (loss) from continuing operations before income tax	(33,255)	(266,441)				(309,696)

Provision for income tax	-	-				-

Net income (loss)	(33,255)	(266,441)	10,000		-	(309,696)

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	-	-				-

Comprehensive income (loss)	$(33,255)	$(266,441)	$10,000		$-	$(309,696)

Net loss per common share and equivalents - basic and diluted loss from operations	$(0.00)	$(0.01)				$(0.01)

Weighted average shares of share capital outstanding - basic and diluted	12,162,040	37,780,255				49,942,295

Weighted average number of shares used to compute basic and diluted loss per share for the year ended October 31, 2013 is the same since the effect of dilutive securities is anti-dilutive.

See Unaudited Significant Notes and Assumptions to Pro Forma Financial Statements.

EMAV HOLDINGS, INC.
Significant Notes and Assumptions to Pro-Forma Financial Statements
(Unaudited)

On December 27, 2013, EMAV Holdings, Inc., a Delaware corporation (sometimes referred to in this report as “EMAV Holdings” or the “Company”); EV Pop Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of EMAV Holdings (sometimes referred to in this report as “Merger Sub”); and, Electric Motors and Vehicles Company, a Delaware corporation, entered into an Agreement and Plan of Merger and Reorganization, sometimes referred to in this report as the “Merger Agreement”. Pursuant to the Merger Agreement, Merger Sub merged with and into Electric Motors and Vehicles Company, and Electric Motors and Vehicles Company was the surviving corporation of the transaction, which is sometimes referred to in this report as the “Merger”. Following the closing of the Merger, Electric Motors and Vehicles Company became a wholly-owned subsidiary of EMAV Holdings, with the former stockholders of Electric Motors and Vehicles Company owning 97.3% of the outstanding shares of common stock of the combined company. At the closing of the Merger, EMAV Holdings issued 37,840,525 shares of common stock to the former stockholders of Electric Motors and Vehicles Company in exchange for all of the outstanding shares of capital stock of Electric Motors and Vehicles Company. In addition, EMAV Holdings assumed the obligation of Electric Motors and Vehicles Company to issue shares pursuant to all outstanding warrants.

The Merger closed concurrently with the execution and delivery of the Merger Agreement. Reference is hereby made to Item 2.01 regarding the completion of the Merger.

As used in this Current Report on Form 8-K, (i) all references to the “Combined Company” refer to EMAV Holdings, Inc. and its subsidiary (Electric Motors and Vehicles Company), following the closing of the Merger; and, (ii) unless the context otherwise indicates or requires, all references to “we,” “our” and “us” refer to the Combined Company from and after the closing of the Merger.

The accompanying unaudited pro-forma financial information reflects the financial statements of EMAV Holdings, Inc. and Electric Motors and Vehicles Company. The pro-forma adjustments to the balance sheet give effect to the acquisitions of Electric Motors and vehicles Company as if the transaction occurred on October 31, 2013. The pro-forma adjustments to the statements of operations give effect to the acquisitions as if the transaction occurred on November 1, 2012.

For the accounting treatment, the Merger is being accounted for as a reverse-merger and recapitalization. Electric Motors and Vehicles Company is the acquirer for financial reporting purposes and EMAV Holdings is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Electric Motors and Vehicles Company and will be recorded at the historical cost basis of Electric Motors and Vehicles Company, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of EMAV Holdings and Electric Motors and Vehicles Company, and the historical operations of Electric Motors and Vehicles Company and operations of the Combined Company from the closing date of the Merger.

Significant assumptions include:

We eliminated the accounts payable and accounts receivable due to or from EMAV Holdings, Inc. and Electric Motor and Vehicle Company when combining the two entities Balance Sheets at October 31, 2013.

We incurred a non-recurring $10,000 of professional fees for legal and accounting related to the acquisition which is reflected as adjustments to accumulated deficit at October 31, 2013.

Depreciation of property and equipment has been given effect to the acquisitions as if they occurred on October 1, 2012.

The following reflect the pro-forma adjustments as at October 31, 2013:

EMAV HOLDINGS, INC. (F/K/A POPBIG, INC.)
PRO FORMA ADJUSTMENTS
OCTOBER 31, 2013
(UNAUDITED)
		Debit	Credit
A1	Accounts Payable	$9,145
	Accounts receivable		$9,145
	To eliminate the payables and receivables due to or from each of the entities.

B1	Accumulated deficit	$10,000
	Accounts payable		$10,000
	To record non-recurring professional fees (acquirer expense) incurred in the acquisitions.

C1	Additional paid in capital	$197,272
	Accumulated deficit		$197,272
	To remove the accumulated deficit of the acquiree as a result of recapitalization.

	Total	$216,417	$216,417

See Unaudited Significant Notes and Assumptions to Pro Forma Financial Statements.